Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268585

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 8, 2022)

2,868,853 Shares

Common Stock

We are selling, in a registered direct offering, 2,868,853 shares of common stock, par value $0.0001 per share, to an institutional investor (the “Investor”) pursuant to a stock purchase agreement, dated as of June 1, 2023, by and between us and the Investor (the “Stock Purchase Agreement”), as described in this prospectus supplement and the accompanying prospectus. No underwriter or other third party has been engaged by us to facilitate sales of our common stock pursuant to the offering.

Our common stock and warrants are listed on the Nasdaq Stock Market, LLC (“Nasdaq”) under the symbols “BFI” and “BFIIW,” respectively.

The last reported sales price of our common stock on Nasdaq on May 30, 2023 was $1.36. The last reported sales price of our warrants on Nasdaq on May 30, 2023 was $0.12.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75.0 million. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $24.1 million based upon 16,846,553 shares of our outstanding stock held by non-affiliates at the per share price of $1.43 on May 18, 2023, which was the highest closing price within the last 60 days prior to the date of this filing. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement, is equal to approximately $8.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described or referred to under “Risk Factors” on page S-6 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$1.22	$3,500,000
Proceeds to us, before expenses	$1.22	$3,500,000

The common stock sold in this offering will be delivered to the Investor on or about June 1, 2023.

The date of this prospectus supplement is June 1, 2023.

PROSPECTUS SUPPLEMENT

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You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. Generally, when we refer to the “prospectus,” we refer to both parts combined. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC” or “Commission”) using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling shares of our common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase shares of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering material is accurate as of any date other than the dates on the front of those documents.

When used in this prospectus supplement or the accompanying prospectus, the terms “BurgerFi,” “Company,” “company,” “issuer,” “registrant,” “we,” “our,” and “us” refer to BurgerFi International, Inc., and its subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement and the accompanying prospectus and include statements regarding our intentions, beliefs or current expectations. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Other factors that may impact such forward-looking statements include:

•

expectations regarding our strategies and future financial performance, including our future business plans or objectives, available liquidity, capital resources and cash flows, prospective performance and opportunities and competitors, revenue, products and services, pricing, operating expenses, market trends, uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	our ability to successfully acquire and integrate new business operations;

•	our ability to grow our customer base;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

•	our expectations regarding future expenditures;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to compete effectively in the competitive restaurant industry;

•	our ability to protect and enhance our corporate reputation and brands;

•	geopolitical risk and changes in applicable laws or regulations;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	our ability to raise financing in the future; and

•	our ability to address other factors detailed herein or incorporated by reference under the section in this prospectus supplement and the accompanying prospectus titled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These forward-looking statements made by us in this prospectus supplement and the accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus, respectively. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures, including risk factors, that we made, or will make, in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information in our Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making a decision to invest in our common stock.

Overview

BurgerFi International, Inc. and its wholly owned subsidiaries is a leading multi-brand restaurant company that develops, markets and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises located in the United States, Puerto Rico and Saudi Arabia. As of April 3, 2023, the Company had 172 franchised and corporate-owned restaurants of the two following brands:

BurgerFi. BurgerFi is a fast-casual “better burger” concept, renowned for delivering an exceptional, all-natural premium “better burger” experience in a refined, contemporary environment. BurgerFi’s chef-driven menu offerings and eco-friendly restaurant design drive our brand communication. It offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in 2011 in Lauderdale-by-the-Sea, Florida, the purpose was simple – “RedeFining” the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality. Since its inception, BurgerFi has grown to 112 BurgerFi locations, and as of April 3, 2023, was comprised of 27 corporate-owned restaurants and 85 franchised restaurants in two countries including 21 states within the United States, as well as Puerto Rico.

BurgerFi was named “The Very Best Burger” at the 2023 edition of the nationally acclaimed SOBE Wine and Food Festival, “Best Fast Casual Restaurant” in USA Today’s 10Best 2022 Readers’ Choice Awards for the second consecutive year, QSR Magazine’s Breakout Brand of 2020 and Fast Casual’s 2021 #1 Brand of the Year. In 2021, Consumer Reports’awarded BurgerFi an “A-Grade Angus Beef” rating for the third consecutive year.

Anthony’s. Anthony’s is a premium pizza and wing brand operating 60 corporate-owned casual restaurant locations, as of April 3, 2023. Anthony’s prides itself on serving fresh, never frozen, high-quality ingredients. The concept is centered around a 900-degree coal fired oven, and its menu offers “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. The restaurants also feature a deep wine and craft beer selection to round out the menu. The pizzas are prepared using a unique coal fired oven to quickly seal in natural flavors while creating a lightly charred crust. Anthony’s provides a differentiated offering among its casual dining peers driven by its coal fired oven, which enables the use of fresh, high-quality ingredients with quicker ticket times.

Since its inception in 2002, the Anthony’s brand has grown to 60 corporate-owned locations, as of April 3, 2023, primarily along the East coast and has restaurants in eight states, including Florida (28), Pennsylvania (12), New Jersey (8), New York (5), Massachusetts (4), Delaware (2), Maryland (1), and Rhode Island (1).

Anthony’s was named “The Best Pizza Chain in America” by USA Today’s Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021.

Segments

We have two operating and reportable segments: BurgerFi and Anthony’s. Our business generates revenue from the following sources: restaurant sales, royalties and other fees, consisting primarily of royalties based on a percentage of sales reported by franchised restaurants and paid by franchisees, and franchise fees, consisting primarily of licensing fees paid by franchisees, and royalty—brand development and co-op, consisting of royalties collected for advertising and related costs.

Recent Developments

On May 23, 2023, we entered into an employment agreement with Carl Bachmann to serve as Chief Executive Officer of the Company, effective July 10, 2023, to fill the vacancy created by the retirement of our former Chief Executive Officer, Ian Baines. Mr. Bachmann has served as the President and Chief Executive Officer of Smashburger, an American fast-casual burger restaurant chain, since January 2019 and served as the Chief Operating Officer of Smashburger from January 2017 until January 2019.

Corporate Information

Our principal executive offices are located at 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309. Our telephone number is (954) 618-2000. Our website address is www.burgerfi.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenue of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Opes Acquisition Corp. units at our initial public offer on March 16, 2018, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act. Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

THE OFFERING

Issuer	BurgerFi International, Inc.

Common Stock Offered by Us	2,868,853 shares of our common stock.

Common Stock to be Outstanding After this Offering	26,722,780 (based on 23,853,927 shares outstanding as of May 15, 2023) shares of common stock.

Use of Proceeds

We plan to use the net proceeds from this offering for general corporate purposes in accordance with our objectives and strategies described in our most recent Annual Report on Form 10-K, as amended, and other filings with the SEC, which may include general working capital.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

Lock-Up

The Stock Purchase Agreement subjects the shares of Company common stock beneficially owned or owned of record by the Investor to a twelve (12) month lock-up. See “Plan of Distribution” on page S-8 for additional information.

Board Observer Right

Subject to certain limitations, for so long as the Investor holds 10% or more of our issued and outstanding common stock, we are obligated to use our commercially reasonable efforts to cause our Chairman of the Board to invite one non-voting observer designated by the Investor to the meetings of our Board of Directors.

Listing	Our common stock and warrants are currently traded on Nasdaq under the under the symbols “BFI” and “BFIIW,” respectively.

RISK FACTORS

In evaluating an investment in our common stock, you should carefully consider the following risk factors and the risk factors described under the caption “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

You may experience immediate dilution in the book value per share of the common stock you purchase in this offering.

If the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer immediate dilution in the book value of the common stock you purchase in this offering.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by us to apply these funds effectively could harm our business.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

USE OF PROCEEDS

We plan to use the net proceeds from this offering for general corporate purposes in accordance with our objectives and strategies described in our most recent Annual Report on Form 10-K, as amended, and other filings with the SEC, which may include general working capital.

PLAN OF DISTRIBUTION

We have entered into the Stock Purchase Agreement directly with the Investor, who has agreed to purchase our securities in this offering. We may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement. The Stock Purchase Agreement contains customary representations, warranties and covenants. The offering is expected to close on or about June 1, 2023, subject to customary closing conditions, without further notice to you.

The foregoing does not purport to be a complete statement of the terms and conditions of the Stock Purchase Agreement and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which will be included as an exhibit to our next Quarterly Report on Form 10-Q.

We estimate that the total expenses payable by us in connection with this offering will be approximately $50,000 to $75,000.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the Investor based on the trading of our shares prior to the offering, among other things.

Lock-Up

The Stock Purchase Agreement provides that the Investor shall not transfer any shares of Company common stock beneficially owned or owned of record by the Investor pursuant to a registration statement filed in accordance with the Stock Purchase Agreement or in any other manner until the date that is twelve (12) months from the closing of the Investor’s acquisition of Company common stock pursuant to the Stock Purchase Agreement, subject to all requirements under the Securities Act and the rules and regulations thereunder.

Listing

Our common stock and warrants are listed on Nasdaq under the symbols “BFI” and “BFIIW,” respectively.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Holland & Knight LLP, Miami, Florida.

EXPERTS

The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries as of January 2, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries as of December 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus supplement is qualified in its entirety by such other information.

Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. Those reports, proxy statements and other information are available on the SEC’s website referred to above.

We maintain a website on the Internet with the address of www.burgerfi.com. We are not incorporating by reference into this prospectus supplement the information on our website, and you should not consider our website to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the fiscal year ended January 2, 2023, filed on April 3, 2023;

•	Our Current Reports on Form 8-K filed on January 6, 2023, February 2, 2023, February 27, 2023, March 16, 2023, March 24, 2023, May 8, 2023, and May 30, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2023, filed on May 17, 2023; and

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the description of our common stock contained in Form 8-A filed with the SEC on March 9, 2018 (File No. 001-38417) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement has been delivered, upon written or oral request and without charge to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Please make your request by writing or telephoning us at the following address or telephone number:

BurgerFi International, Inc.

200 West Cypress Creek Rd., Suite 220

Fort Lauderdale, Florida 33309

(954) 618-2000

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

BurgerFi International, Inc.

$100,000,000.00

Common Stock

Preferred Stock

Warrants

Units

Rights

Depositary Shares

Debt Securities

We may offer, issue and sell, from time to time, shares of our common stock, preferred stock, warrants, units, rights, depositary shares and debt securities which may consist of debentures, notes, or other types of debt, in one or more offerings with an aggregate offering price not to exceed $100,000,000.00. We will provide specific terms of each offering and issuance of these securities, such as when we sell the securities, the amounts of securities we will sell and the prices and other terms on which we will sell them, in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Our common stock and warrants are listed on the Nasdaq Stock Market, LLC (“Nasdaq”) under the symbols “BFI” and “BFIIW,” respectively. On November 25, 2022, the closing price of our common stock was $1.62 and the closing price of our warrants was $0.1052.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75.0 million. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $38.6 million based upon 14,853,759 shares of our outstanding stock held by non-affiliates at the per share price of $2.60 on September 30, 2022, which was the highest closing price within the last 60 days prior to the date of this filing. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of November 25, 2022, is equal to approximately $12.9 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our principal office is located at 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309. Our telephone number is (954) 618-2000.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 3 of this prospectus before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 8, 2022

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings with an aggregate offering price not to exceed $100,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “BurgerFi,” “we,” “us,” “our” and similar terms refer to BurgerFi International, Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Other factors that may impact such forward-looking statements include:

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expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenue, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•

risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	our ability to successfully acquire and integrate new operations;

•	our ability to grow our customer base;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

•	our expectations regarding future expenditures;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to compete effectively in the competitive restaurant industry;

•	our ability to protect and enhance our corporate reputation and brands;

•	geopolitical risk and changes in applicable laws or regulations;

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•	our ability to maintain the listing of our common stock on Nasdaq;

•	our ability to raise financing in the future; and

•	our ability to address other factors detailed herein or incorporated by reference under the section in this prospectus titled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below for information about us and our financial statements.

Overview

BurgerFi International, Inc. and its wholly owned subsidiaries is a leading multi-brand restaurant company that develops, markets and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. On November 3, 2021, the Company acquired (the “Anthony’s acquisition”) 100% of the outstanding shares of Hot Air, Inc. (“Hot Air”). Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“Anthony’s”). The results of operations, financial position and cash flows of Anthony’s is included in our consolidated financial statements as of the closing date of the acquisition. As of October 31, 2022, we were the owner and franchisor of the two following brands:

BurgerFi. BurgerFi is a fast-casual “better burger” concept, renowned for delivering an exceptional, all-natural premium “better burger” experience in a refined, contemporary environment. BurgerFi’s chef-driven menu offerings and eco-friendly restaurant design drive our brand communication. It offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in 2011 in Lauderdale-by-the-Sea, Florida, the purpose was simple – “RedeFining” the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality. Since its inception, BurgerFi has grown to 117 BurgerFi locations, and as of October 31, 2022, was comprised of 25 corporate-owned restaurants and 92 franchised restaurants in two countries including 24 states within the United States, as well as Puerto Rico.

BurgerFi was named “Best Fast Casual Restaurant” in USA Today’s 10Best 2022 Readers Choice Awards for the second consecutive year, QSR Magazine’s Breakout Brand of 2020, Fast Casual’s 2021 #1 Brand of the Year and included in Inc. Magazine’s Fastest Growing Private Companies List. In 2021, Consumer Report’s Chain Reaction Report praised BurgerFi for serving “no antibiotic beef” across all its restaurants, and Consumer Reports awarded BurgerFi an “A-Grade Angus Beef” rating for the third consecutive year.

Anthony’s. Anthony’s is a premium pizza and wing brand operating 60 corporate-owned casual restaurant locations, as of October 31, 2022. Anthony’s prides itself on serving fresh, never frozen, high-quality ingredients. The concept is centered around a 900-degree coal fired oven, and its menu offers “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. The restaurants also feature a deep wine and craft beer selection to round out the menu. The pizzas are prepared using a unique coal fired oven to quickly seal in natural flavors while creating a lightly charred crust. Anthony’s provides a differentiated offering among its casual dining peers driven by its coal fired oven, which enables the use of fresh, high-quality ingredients with quicker ticket times.

Since its inception in 2002, the Anthony’s brand has grown to 60 corporate-owned locations, as of October 31, 2022, primarily along the East coast and has restaurants in eight states, including Florida (28), Pennsylvania (11), New Jersey (8), New York (5), Massachusetts (4), Delaware (2), Maryland (1), and Rhode Island (1).

Anthony’s was named “The Best Pizza Chain in America” by USA Today’s Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021.

Beyond our current brand portfolio, we intend to acquire other restaurant concepts that will allow us to grow and also offer additional food categories. In evaluating potential acquisitions, we specifically seek concepts with, among others, the following characteristics:

•	established, recognized brands;

•	long-term, sustainable operating performance;

•	consistent cash flows; and

•	growth potential, both geographically and through co-branding initiatives across our portfolio.

Intending to leverage our developing management platform, we expect to achieve cost synergies post-acquisition by reducing the corporate overhead of the acquired company. We also plan to grow the top line revenues of newly acquired brands through support from our management and systems platform, franchising, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support.

Segments

We have two operating and reportable segments: BurgerFi and Anthony’s. Our business generates revenue from the following sources: restaurant sales, royalties and other fees, consisting primarily of royalties based on a percentage of sales reported by franchised restaurants and paid by franchisees, and franchise fees, consisting primarily of licensing fees paid by franchisees, and royalty—brand development and co-op, consisting of royalties collected for advertising and related costs.

Recent Developments

On November 9, 2022, we signed our first multi-unit development agreement for franchising Anthony’s with one of our largest BurgerFi franchisees. We expect the first location to open in 2023 within an existing BurgerFi location as our Company’s first co-branded restaurant.

Corporate Information

Our principal executive offices are located at 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309. Our telephone number is (954) 618-2000. Our website address is www.burgerfi.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenue of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Opes Acquisition Corp. units at our initial public offer (“IPO”) on March 16, 2018, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act. Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

The Offering

Under this prospectus, we may offer and sell to the public in one or more series or issuances of common stock, preferred stock, depository shares, debt securities, warrants, units and rights with an aggregate offering price not to exceed $100,000,000.00.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use all the net proceeds from the sale of the securities offered by this prospectus and any related prospectus supplement for general corporate purposes in accordance with our objectives and strategies described in our most recent Annual Report on Form 10-K, as amended, and other filings with the SEC, which may include:

•	general working capital;

•	repayment of indebtedness outstanding and settlement of landlord and other liabilities or contingencies; and

•	acquisitions of assets and businesses.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation (“Charter”) and the Bylaws. For a complete description, you should refer to our Charter and Bylaws, copies of which have been filed as exhibits to this registration statement, as well as the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

General

Our Amended and Restated Certificate of Incorporation authorizes the issuance of a total number of 110,000,000 shares of all classes of capital stock, of which 100,000,000 shares shall be common stock of the par value $.0001 per share (“Common Stock” or “common stock”)) and 10,000,000 shares shall be preferred stock of the par value of $.0001 per share (“Preferred Stock” or “preferred stock”)). Pursuant to the Certificate of Designation, the Company designated 2,620,000 shares of our Preferred Stock as “Series A Preferred Stock,” as referred to throughout this prospectus. In connection with the Anthony’s acquisition, the Company issued 2,120,000 shares of Series A Junior Preferred Stock.

Common Stock

Dividend rights

Subject to the rights of holders of any series of outstanding Preferred Stock, holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board of Directors (sometimes referred to herein as the “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

Voting rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. Unless otherwise required by the DGCL, any proposals (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. There is no cumulative voting with respect to the Common Stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock.

Other

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of Common Stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides the Board is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of us to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our charter or bylaws (as either may be amended from time to time), and (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, in certain circumstances and subject to certain limitations, we will indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of expenses (including attorneys’ fees) in advance of the final disposition of the proceeding.

We currently maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Amended and Restated Certificate of Incorporation and in our Amended and Restated Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Bylaws

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Staggered Board

Our Amended and Restated Certificate of Incorporation provides that our Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual or special meetings.

Special meeting of stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board or our President or Executive Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our Amended and Restated Bylaws provide that stockholders of record seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval, other than as required by Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder action by written consent

Our Amended and Restated Bylaws provide that any action required or permitted to be a taken by stockholders must be effected at an annual or special meeting, and may not be taken by written consent (subject to the rights of any preferred stock then outstanding).

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Registration Rights

Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those initial stockholders who held the founders’ shares issued and outstanding prior to the IPO, as well as the holders of certain Opes Acquisition Corp. units issued in a private placement and any units issued to our initial sponsor, the initial stockholders, their affiliates, officers, directors or third parties in payment of working capital loans made to us, were entitled to registration rights.

In connection with the acquisition by the Company of all of the membership interests of BurgerFi International, LLC from its members (the “Members”), all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of founders’ shares became a party to the Original Registration Rights Agreement), along with the Members and all other holders of certain securities (the “Registrable Securities”) of the Company (other than the holders of Public Warrants), entered into a new registration rights agreement (the “New Registration Rights Agreement”) covering the registration of Registrable Securities held by such parties. Pursuant to the New Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale of certain Registrable Securities held by the parties in accordance with SEC guidance and caused the registration statement to be declared effective under the Securities Act, and must use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement that the Company be in compliance with the current public information requirement under Rule 144. Additionally, Lion Point Capital, LLC made a written demand for registration under the Securities Act of all or part of certain securities (the “Lion Point Securities”) held by Lion Point Capital, LLC. The Company is not obligated to effect more than two demand registration statements in respect of the Lion Point Securities. The New Registration Rights Agreement also provides the holders of the Registrable Securities with certain piggy-back registration rights.

In connection with the Anthony’s acquisition, on November 3, 2021, we entered into a registration rights and lock-up agreement (the “the RRA/Lock-Up”) with Cardboard Box, LLC (“Cardboard”) covering certain registrable securities (the “New Registrable Securities”). Pursuant to the RRA/Lock-Up, the Company filed with the SEC a registration statement covering the resale of the New Registrable Securities in accordance with SEC guidance and will use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all New Registrable Securities covered by such registration statement have been sold or certain other events with respect to the New Registrable Securities have occurred. Additionally, Cardboard is entitled to make, from time to time, a written demand for registration under the Securities Act of all or part of the New Registrable Securities. The Company is not obligated to effect more than three demand registration statements in respect of the New Registrable Securities. The RRA/Lock-Up also provides the holders of the New Registrable Securities with certain piggy-back registration and underwritten shelf offering rights, and subjected the shares of Common Stock issued to Cardboard in the Anthony’s acquisition (the “BFI Consideration Common Shares”), except with respect to transfers to certain permitted assignees, to a lock-up until twelve (12) months after the ACFP Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares could be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equaled or exceeded $23.00 per share, (B) 30% of the BFI Consideration Common Shares could be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equaled or exceeded $25.00 per share, and (C) 40% of the BFI Consideration Common Shares could be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equaled or exceeded $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act, and the rules and regulations thereunder. The lock-up expired on November 3, 2022. In addition, the BFI Consideration Common Shares were subject to a lock-up for 180 days after the ACFP Closing. The lock-up expired on May 2, 2022.

Stock Exchange

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “BFI” and “BFIIW,” respectively.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants issued, if any, will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. The prospectus supplements relating to any warrants being offered pursuant to this prospectus and any applicable prospectus supplements will contain the specific terms of the warrants, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, or any combination of such securities.

DESCRIPTION OF RIGHTS

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. In connection with any offering of rights, each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the Company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares. Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•

all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, in the event such underlying preferred stock is entitled to any such liquidation preference.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with applicable law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•

a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock. Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities (together, referred to as the “debt securities”), sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture (the “senior indenture”) between us and a Senior Indenture trustee (the “Senior Indenture Trustee”). The subordinated debt securities will be issued under an indenture (the “subordinated indenture” and, together with the senior indenture, the “indentures”) between us and a Subordinated Indenture trustee (the “Subordinated Indenture Trustee”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “trustee”. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “- Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal amount of the debt securities is payable;

•

the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, common stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

General

The subordinated debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of the Company and will rank equally with the Company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the United States or any state or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)

immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Certain Definitions

The following are certain of the terms defined in the indentures:

“Comparable Treasury Issue” means, with respect to the debt securities, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term, or the Remaining Life, of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(5 19)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate plus the number, if any, of basis points specified in the applicable prospectus supplement; plus, in each case, accrued interest to the date of redemption that has not been paid, such redemption price referred to as the “Redemption Price”.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that we, at our option,

(a)

will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)

need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities; the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities; in each case, if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS.

In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 30 days in payment of any interest installment with respect to such series;

•

default for 90 days after written notice to us by the trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default, to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)

to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)

to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)

to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)

to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)

to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)

to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;

(8)

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10)	to secure any series of debt securities;

(11)	to add guarantees in respect of any series or all of the debt securities;

(12)	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•

change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•

reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•

modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•

impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

The trustee shall be named in the applicable prospectus supplement.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security.

Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices; or

•	through a rights offering or similar arrangement.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq, the existing trading market for our stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our stock, the amounts underwritten, and the nature of its obligations to take our stock will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the shares of common stock, which are listed on Nasdaq. If certain of the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for certain of the offered securities. We have no current plans for listing of the offered securities (other than the common stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock or preferred stock, the underwriters may purchase and sell common stock or preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock or preferred stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock or preferred stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock or preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, will be passed upon for us by Holland & Knight LLP or such other counsel identified in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries (Successor) as of December 31, 2021 and 2020, and for the year ended December 31, 2021, and the period from December 16, 2020 to December 31, 2020, and of BurgerFi International, LLC and Subsidiaries (Predecessor) for the period from January 1, 2020 to December 15, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hot Air, Inc. and Subsidiaries at January 4, 2021 and December 30, 2019 and for the years then ended incorporated by reference in this Prospectus and Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and on the SEC’s website referred to above.

We maintain a website on the Internet with the address of www.burgerfi.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider our website to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 2021, filed on April 14, 2022;

•	Our Current Reports on Form 8-K filed on November 5, 2021, January 3, 2022, January 6, 2022, March 10, 2022, March 24, 2022, April 25, 2022, May 12, 2022, July 7, 2022 and July 29, 2022; and

•

Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed on May  16, 2022, for the quarterly period ended June 30, 2022, filed on August  12, 2022 and for the quarterly period ended October 3, 2022, filed on November 16, 2022.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:

BurgerFi International, Inc.

200 West Cypress Creek Rd., Suite 220

Fort Lauderdale, Florida 33309

(954) 618-2000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

2,868,853 Shares

Common Stock

Prospectus Supplement

June 1, 2023